SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 9, 2001

         The Annual Meeting of the Stockholders of Northern Technologies International Corporation, a Delaware corporation (the "Company"), will be held at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403, beginning at 11:00 a.m., local time, on Friday, February 9, 2001, for the following purposes:

         1. To elect nine persons to serve as directors until the next annual meeting of the stockholders or until their respective successors shall be elected and qualified;

         2 To approve the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending August 31, 2001; and

         3. To transact such other business as may properly come before the meeting.

         The record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof is the close of business on December 22, 2000.

         Whether or not you expect to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                       By Order of the Board of Directors

                                       /s/ Tiffany M. Swann

                                       Tiffany M. Swann
                                       CORPORATE SECRETARY


January 9, 2001
Lino Lakes, Minnesota

                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
                               6680 N. HIGHWAY 49
                           LINO LAKES, MINNESOTA 55014

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 9, 2001

                                  INTRODUCTION

         The Annual Meeting of the Stockholders of Northern Technologies International Corporation (the "Company") will be held at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403, beginning at 11:00 a.m., local time, on Friday, February 9, 2001, or at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

         A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of the Company's common stock.

         Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by stockholders. Proxies that are signed by stockholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the nominees for directors listed in this Proxy Statement.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

         The Company expects that this proxy material will first be mailed to stockholders on or about January 9, 2001.

                                VOTING OF SHARES

         Only holders of the Company's common stock, $.02 par value (the "Common Stock"), of record at the close of business on December 22, 2000 will be entitled to vote at the Annual Meeting. On December 22, 2000, the Company had 3,796,951 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

         The election of a nominee for director requires the approval of a plurality of the votes of the shares present and entitled to vote in person or by proxy and the approval of the other proposals described in this Proxy Statement requires the approval of a majority of the votes of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting). Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card including any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

                              ELECTION OF DIRECTORS

NOMINATION

         The Bylaws of the Company, as amended, provide that the Board of Directors (the "Board") shall consist of up to nine members. The Board has nominated the nine persons listed in this Proxy Statement to serve as directors of the Company until the next regular meeting of stockholders or until their successors are elected and qualified. All nominees, other than Mrs. Kiel-Dixon, Prof. Krishna and Messrs. Stone and Taylor, are current Board members. Vincent Graziano, who has retired as President and Co-Chief Executive Officer of the Company, but remains a director of the Company, is not standing for re-election to the Board.

         Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of each director requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement. The Board intends to vote the proxies solicited on its behalf for the election of each of the nominees as directors. If prior to the Annual Meeting the Board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies may be cast for another nominee to be designated by the Board to fill such vacancy, unless the stockholder indicates to the contrary on the proxy. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve. Mrs. Kiel-Dixon may serve on the Company's board only if the Board of Management of ThyssenKrupp A.G. consents. Management of the Company expects that this consent will be obtained prior to the Annual Meeting.

INFORMATION ABOUT NOMINEES

         The following table sets forth certain information as of January 2001, which has been furnished to the Company by each person who has been nominated by the Board to serve as a director for the ensuing year.


            NAME            AGE         PRINCIPAL OCCUPATION      DIRECTOR SINCE
            ----            ---         --------------------      --------------
Mrs. Ursula Kiel - Dixon    47      Director, Head of Corporate           *
                                    Department Foreign Organization
                                    of ThyssenKrupp A.G.

Prof. Aradhna Krishna       39      Professor of Marketing,               *
                                    University of Michigan Business
                                    School

Dr. Donald A. Kubik         60      Vice Chairman and Chief              1995
                                    Technology Officer of the
                                    Company;

Richard G. Lareau           72      Partner of Oppenheimer Wolff &       1980
                                    Donnelly LLP

Philip M. Lynch             64      Co-Chief Executive Officer and       1979
                                    Chairman of the Board of the
                                    Company and Executive Vice
                                    President of Inter Alia Holding
                                    Company

Haruhiko Rikuta             35      Corporate Officer of Taiyonic        1997
                                    Limited and President of NTI
                                    Asean LLC

Mark J. Stone               42      President, Petrus International,      *
                                    Inc.

Stephan C. Taylor           53      President and Co-founder of           *
                                    Taylor Packaging and Manager of
                                    Zerust (U.K.) Ltd.

Prof. Milan R. Vukcevich    63      Chief Scientist Research and         1995
                                    Development of Bicron
                                    Saint-Gobain Industrial Ceramics

         *First time nominee to Board

OTHER INFORMATION ABOUT NOMINEES

         Mrs. Ursula Kiel - Dixon, a German citizen, has been Director, Head of Corporate Department Foreign Organization with ThyssenKrupp A.G., Germany since November 1999. Previously, Mrs. Kiel - Dixon served as Head of Department, Sales and M&A Strategy with Krupp Thyssen Stainless GmbH, Germany, from October 1997 until October 1999, and as Director, Marketing for Krupp Thyssen Nirosta GmbH, from April 1997 to September 1997. From 1991 to 1997 Mrs. Kiel - Dixon was Deputy Head of Controlling Department with Fried. Krupp A.G. Hoesch - Krupp. Mrs. Kiel - Dixon holds an M.A. in Economics from SUNY at Stony Brook, NY.

         Prof. Aradhna Krishna has been Professor of Marketing at University of Michigan Business School since 2000 and Associate Professor of Marketing at the same institution from 1998 until 2000.

Prof. Aradhna Krishna was an Associate Professor of Marketing at Columbia University from 1993 to 1998. She is serving on the Editorial Board of Journal of Marketing Research and Marketing Letters and has been consultant on project sponsored among others by Nielsen, Benetton and Sun Services. Prof. Krishna holds a Ph. D. in Marketing from Graduate School of Business at New York University.

         Dr. Kubik has been employed by the Company since 1978 and was named Vice Chairman in September 1999. Dr. Kubik served as Vice President of the Company from 1979 to September 1999, and was Treasurer of the Company from 1998 to September 1999. Dr. Kubik was appointed Vice Chairman in September 1999, and is a member of the Executive Committee, which served as Co-Chief Executive Officer of the Company from September 1999 to May 2000. During his employment as Chief Technology Officer with the Company, Dr. Kubik has been responsible for developing the patent that led to the Company's introduction of protective plastic film and paper products incorporating volatile corrosion inhibitors. Prior to joining the Company, Dr. Kubik held a research and development position with 3M Company.

         Mr. Lareau has been a partner of the law firm of Oppenheimer Wolff & Donnelly LLP for more than five years. Mr. Lareau also serves as a director of Nash Finch Company, a public company, and as a trustee of Mesabi Trust.

         Mr. Lynch has been Executive Vice President of Inter Alia Holding Company, a financial and management consulting firm, for more than five years. Mr. Lynch is also a member of the Board of Directors of the Fosbel Group of
Companies: Fosbel International (U.K.), Fosbel, Inc. (U.S.), Fosbel Japan, Ltd. (Tokyo), Fosbel do Brasil (San Paulo), and Fosbel Europe BV, (operating in 17 Western and three Eastern European countries). The Fosbel Group is itself a joint venture between multinational listed companies: Glaverbel S.A., (Bruxelles), a leading Belgian glass manufacturing company and an affiliate of Asahi Glass Co., Ltd., and Burmah Castrol plc, an English petrochemical and materials science company.

         Mr. Rikuta, a citizen of Japan, has been employed at Taiyo Petroleum Gas Co. Ltd. as Manager, ZERUST Department, since February 1993. From August 1991 to January 1993, Mr. Rikuta served as a Sales Representative of the Company. Mr. Rikuta received a B.A. degree in Economics from Seijo University in Tokyo, Japan in March 1989. In May 1991, Mr. Rikuta received a B.A. degree in International Relations from the University of Wisconsin in Milwaukee, Wisconsin.

         Mr. Mark J. Stone has been President of Petrus International, Inc. since 1992. Mr. Stone was Director, Marketing & Business Development of Toray Marketing & Sales (America) Inc. from 1986 to 1992. Mr. Stone also serves as a director of Aqua Design Inc. Mr. Stone holds an A.B. from Harvard University.

         Mr. Stephen C. Taylor, a citizen of the U.K., has been managing Taylor Packaging, and Zerust U.K. Ltd., the Company's joint venture in the U.K. In 1973 Mr. Taylor founded together with his father Taylor Packaging and has assumed various managerial positions since. Mr. Taylor graduated in Education from Bede College, University of Durham, England.

         Prof. Vukcevich has been employed as Chief Scientist Research and Development of Bicron Saint-Gobain Industrial Ceramics since 1995. Prof. Vukcevich was employed by GE Lighting from 1973 to 1995, holding various positions including Chief Scientist, Manager of Metallurgical Engineering and Coordinator of International Research and Development in Materials Science. Prof. Vukcevich holds a Ph. D. degree from Massachusetts Institute of Technology.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Board, which held three meetings during the fiscal year ended August 31, 2000. Committees established and maintained by the Board include the Audit Committee and the Compensation Committee.

         The Audit Committee of the Board maintains an active role in communication with the Company's independent auditors and with the management of the Company. The Audit Committee for fiscal 2000 consisted of Messrs. Lareau, Vukcevich and Dworkin. The Audit Committee met three times during fiscal 2000. Messrs. Lareau and Vukcevich will serve as the Audit Committee for fiscal 2001.

         The responsibilities of the Compensation Committee of the Board include setting the compensation for the executive officers of the Company and setting the terms of and grants of awards under the Company's 1994 Stock Incentive Plan. The Compensation Committee, consisting of Messrs. Dworkin, Rikuta and Vukcevich, met once during fiscal 2000. Messrs. Rikuta and Vukcevich will serve as the Compensation Committee for fiscal 2001.

         The responsibilities of the Strategic Planning Committee of the Board include developing the strategy of the Company and evaluating feasibility of long-term projects of the Company. The Board members serving on the Strategic Planning Committee are Messrs. Kubik, Rikuta and Vukcevich. They met three times during fiscal 2000. Messrs. Kubik, Rikuta and Vukcevich will serve as the Strategic Planning Committee for fiscal 2001.

         All of the directors of the Company except Vincent J. Graziano (who missed one Board meeting) attended 75% or more of the aggregate meetings of the Board and all such committees on which they served during fiscal 2000.

COMPENSATION OF DIRECTORS

         DIRECTORS FEES. Each person who was a non-employee director received an annual retainer of $5,000 in fiscal 2000 for services rendered as a director of the Company. Each non-employee director of the Company further received $750 for each Board meeting and $500 for each Committee meeting attended. The Chairman of the Board does not receive any Board or committee meeting fee. The Company pays the premium on a group insurance policy for the Chairman of the Board.

         AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. Pursuant to the Company's 1994 Stock Incentive Plan and 2000 Stock Incentive Plan (the "Plan"), each non-employee director of the Company is automatically granted a non-qualified option to purchase 2,000 shares of Common Stock (a "Director Option") on the first day of each fiscal year in respect of their past year's services as a non-employee director of the Company. Non-employee directors who are elected or appointed to the Board following the first day of the Company's fiscal year receive pro-rata portion of 2,000 shares of Common Stock calculated by dividing the number of months remaining in the fiscal year at the time of election or appointment divided by twelve, which options are granted at the end of the relevant fiscal year.

         On September 1, 1997, Messrs. Lareau, Lynch and Vukcevich (as well as Messrs. Sidney Dworkin and Gerhard Hahn, who were then directors) each received a Director Option to purchase 2,000 shares of Common Stock at an exercise price of $12.00 per share; however, these options were returned and cancelled in fiscal 2000. On November 19, 1997, Mr. Rikuta received a Director Option to purchase 1,575 shares of Common Stock at an exercise price of $10.625 per share. On September 1, 1998, Messrs. Dworkin, Hahn, Lareau, Lynch, Rikuta and Vukcevich each received a Director Option to purchase 2,000 shares of Common Stock at an exercise price of $6.25 per share, and on September 1, 1999, the same individuals each received a Director Option to purchase 2,000 shares of Common Stock at an exercise price of $6.5625 per share. Subsequently, Mr. Lynch returned his September 1, 1999 Director Option to purchase 2,000 shares to the Option Plan. All of such Director Options granted vest in equal one-third installments over a three-year period. On November 17, 2000, the Board of Directors approved the automatic option grants as of September 1, 2000 to Messrs. Dworkin, Lareau, Lynch, Rikuta, and Vukcevich, each of whom received a Director Option to purchase 2,000 shares of Common Stock at an exercise price of $6.75.

                      PRINCIPAL STOCKHOLDERS AND BENEFICIAL
                             OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of December 22, 2000, unless otherwise noted, (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director,
(c) each Named Executive Officer (as defined below under the heading, "Executive Compensation and Other Benefits") and (d) by all executive officers and directors of the Company as a group.


                                   SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)
                                   ---------------------------------------------
NAME                                    AMOUNT           PERCENT OF CLASS (%)(2)
----                                    ------           -----------------------

Inter Alia Holding Company              911,668 (3)                24.0
Ursula Kiel - Dixon                          --
Vincent J. Graziano                      37,034 (4)                 1.0
Prof. Aradhna Krishna                        --
Dr. Donald A. Kubik                     108,674                     2.9
Richard G. Lareau                        28,677 (5)                 *
Philip M. Lynch                           1,334 (6)                 *
Haruhiko Rikuta                          19,576 (7)                 *
Mark J. Stone                            10,000 (8)                 *
Stephen C. Taylor                            --
Prof. Milan R. Vukcevich                  5,931 (9)                 *
Elsie F. Gilles                           4,200 (10)                *
Loren M. Ehrmanntraut                    53,666 (11)                1.4
G. Patrick Lynch                          2,700 (12)                *
Matjaz Korosec                            1,500 (13)                *
Irina V. Roytman                          1,650 (14)                *
Tiffany M. Swann                            334 (15)                *

All directors and executive
Officers as a group (14 persons)      1,176,944 (16)               31.0

*Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. Unless otherwise noted, all of the shares owned or held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2)      Based on 3,796,951 shares of Common Stock outstanding as of December
         22, 2000.

(3) Includes 911,668 shares held of record by Inter Alia Holding Company, a financial and management consulting firm of which Mr. Philip M. Lynch, the Chairman of the Board of Directors and the Co-Chief Executive Officer of the Company, and Mr. G. Patrick Lynch, President and the Co-Chief Executive Officer of the Company are officers and directors.

(4) Includes 31,700 shares held jointly with his wife, Leone A. Medin, and includes 5,334 shares of Common Stock = which may be acquired within 60 days pursuant to the exercise of options.

(5) Includes 4,001 shares of Common Stock, which may be acquired within 60 days pursuant to the exercise of options.

(6) Does not include 911,668 shares held of record or beneficially owned by Inter Alia Holding Company, of which Mr. Philip M. Lynch is an officer and director. Includes 1,334 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(7) Includes 3,576 shares of Common Stock, which may be acquired within 60 days pursuant to the exercise of options.

(8)      Includes 10,000 shares held jointly with his wife, Margery Hellmold.

(9) Includes 657 shares held jointly with his wife, Michelle Vukcevich, and includes 2,001 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(10) Includes 1,000 shares of Common Stock, which may be acquired within 60 days pursuant to the exercise of options.

(11) Includes 6,666 shares of Common Stock, which may be acquired within 60 days pursuant to the exercise of options.

(12) Includes 1,000 shares of Common Stock, which may be acquired within 60 days pursuant to the exercise of options. Does not include 911,688 shares held of record or beneficially owned by Inter Alia Holding Company, of which Mr. G. Patrick Lynch is an officer and director.

(13) Includes 500 shares held jointly with his wife, Margaret D. Korosec, and includes 1,000 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(14) Includes 350 shares held jointly with her husband, Alexander Roytman, and includes 1,000 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(15) Includes 334 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of options.

(16) Includes (i) 911,668 shares held of record by Inter Alia Holding Company, a financial and management consulting firm of which Mr. Philip
         M. Lynch, the Chairman of the Board of Directors and the Co-Chief Executive Officer of the Company, and Mr. G. Patrick Lynch, President and the Co-Chief Executive Officer of the Company, are officers and directors, and (ii) options to purchase 22,746 shares which are held by officers and directors of the Company which are exercisable within 60 days.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION PAID TO EXECUTIVE OFFICERS

         The following table provides summary information concerning cash and non-cash compensation paid or accrued by the Company to or on behalf of the Company's Co-Chief Executive Officers and the most highly compensated executive officers of the Company whose cash and non-cash salary and bonus exceeded $100,000 in the fiscal year ended August 31, 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                     ANNUAL COMPENSATION      COMPENSATION
                                                     -------------------      ------------
                                                                               SECURITIES
                                                                               UNDERLYING         ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR   SALARY ($)   BONUS ($)(1)   OPTIONS (#)   COMPENSATION ($)(2)
       ---------------------------          ----   ----------   ------------   -----------   -------------------
Philip M. Lynch (6)                         2000           0            0             0                0 (3)
CHAIRMAN OF THE BOARD AND CO-CHIEF          1999           0            0             0                0 (3)
EXECUTIVE OFFICER                           1998           0            0         2,000                0 (3)

Donald A. Kubik (4)                         2000     200,000            0             0            5,000
VICE CHAIRMAN                               1999     200,000            0         8,000            4,667
                                            1998     200,000       55,000             0            5,000

Loren M. Ehrmanntraut (4)                   2000      51,568            0             0            1,805
CHIEF FINANCIAL OFFICER                     1999     117,410            0        10,000            3,025
                                            1998     117,410       55,000             0            5,000

G. Patrick Lynch (4)                        2000      95,000            0         3,000            3,325 (3)
PRESIDENT AND CO-CHIEF EXECUTIVE OFFICER    1999      45,416            0             0            1,571 (3)
                                            1998      32,691            0             0            1,211 (3)

Matjaz Korosec (4) (5)                      2000      90,000            0         3,000            1,650
VICE PRESIDENT OF FINANCIAL PLANNING AND    1999      35,250            0             0                0
TREASURER

---------------------------

(1) Bonuses paid in 1998 were earned in 1997. There were no bonuses paid in 2000 or 1999. On November 17, 2000 the Board of Directors approved bonuses to be paid in fiscal year 2001 related for the services performed in the fiscal year 2000 for Messrs. Kubik, Ehrmanntraut, G. Lynch and Korosec in the amount of $20,000 each.

(2) Compensation hereunder consists of contributions to the 401(k) plans of the Named Executive Officers.

(3) Does not include any commissions payable to Inter Alia Holding Company, an entity of which Mr Philip Lynch and Mr. G. Patrick Lynch are officers and directors, under a certain Manufacturer's Representative Agreement. See "Certain Relationships and Related Transactions."

(4) Member of the Executive Committee, which served as Co-Chief Executive Officer of the Company from September 1999 to May 2000.

(5) Mr. Korosec joined the Company during the fiscal year ended August 31, 1999.

(6) Mr. Lynch is not an employee of the Company. The options granted to Mr. Lynch are Director Options granted under the Company's 1994 Stock Incentive Plan. See "Election of Directors -- Compensation of Directors" contained in this Proxy Statement.

OPTION GRANTS AND EXERCISES

         The following tables provide information for the year ended August 31, 2000 as to individual grants of options to purchase shares of the Common Stock, exercises of options and the potential realizable value of the options held by the Named Executive Officers at August 31, 2000.


                          OPTION GRANTS IN FISCAL 2000

                                           PERCENT OF TOTAL OPTIONS
                                             GRANTED TO EMPLOYEES     EXERCISE OR BASE
        NAME         OPTIONS GRANTED (1)        IN FISCAL YEAR        PRICE ($/SHARE)     EXPIRATION DATE
        ----         -------------------        --------------        ---------------     ---------------
G. Patrick Lynch           3,000                     8.4%                   7.00              09/17/04
Matjaz Korosec             3,000                     8.4%                   7.00              09/17/04

(1) These options were granted under the 1994 Stock Incentive Plan. The options vest in three equal installments on the first, second and third anniversary of the date of grant. To the extent not already exercisable, options granted under the Plan become immediately exercisable in full upon certain "changes in control" (as defined in the Plan) of the Company.




                 AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND
                       FISCAL 2000 YEAR-END OPTION VALUES

                                                                                            VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                                                          OPTIONS AT AUGUST 31, 2000     AT AUGUST 31, 2000 (1) ($)
                                                          --------------------------     --------------------------
                             SHARES                                   (#)
                           ACQUIRED ON       VALUE                    ---
        NAME              EXERCISE (#)    REALIZED ($)     EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
        ----              ------------    ------------     -----------  -------------    -----------  -------------
Philip M. Lynch              3,000           8,000             667          1,333           1,254         2,506
Donald A. Kubik              2,667           1,334                          5,333                        10,026
Loren M. Ehrmanntraut                                        3,333          6,667           6,266        12,534
G. Patrick Lynch                                                            3,000                         3,390
Matjaz Korosec                                                              3,000                         3,390


(1) Value is calculated as the excess of the fair market value of the Common Stock on August 31, 2000 over the exercise price of the options. On August 31, 2000, the fair market value of the Common Stock was $8.13 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On October 1, 1976, the Company entered into a Manufacturer's Representative Agreement with The Saxxon Organization, Incorporated (the "Agreement"). The Agreement has no expiration date and may be terminated by either party upon 60 days written notice. Effective January 9, 1980, the Agreement was assigned to Inter Alia Holding Company, a financial and management consulting firm of which Philip M. Lynch, the Chairman of the Board of Directors of the Company, is an officer and director. Under the Agreement, Inter Alia Holding Company (or the "Representative") is entitled to commissions from the Company on the net proceeds of sales of the Company's product generated by Inter Alia Holding Company. The Representative acts as an independent manufacturer's representative of the Company. It has a non-exclusive worldwide right to offer for sale and solicit orders for the Company's products in accordance with prices determined by the Company. The Representative is responsible for all of its own operating expenses with no entitlement for reimbursement from the Company for this activity. The Representative has not effected any sales within the United States. The Representative has developed sales outside the United States, which resulted in commissions of approximately $42,590, $45,484 and $51,754 for the fiscal years ending August 31, 2000, 1999 and 1998, respectively. In light of the Company's own domestic sales effort and its distributor network within the United States, the Company does not anticipate the Representative developing any sales within the United States. Additionally, the Company's expanding international joint venture program may also limit opportunities abroad for the Representative. Thus, the Company does not anticipate that the Representative will develop any significant sales volume for the Company in the future.

         On August 31, 1984, Inter Alia purchased 119,083 shares of Common Stock and paid therefor by signing a promissory note. The promissory note (the "Note") had a face value of $125,375 and bore interest at 11% per year. The Note was originally due on December 31, 1992, subsequently adjusted to a demand note. The balance of the Note, including accrued interest of $132,826, amounted to $258,201 as of August 31, 2000 and was paid on the same day.

         The Company paid reimbursement for travel and related Company expenses of $378,000, $419,500 and $458,000 for the year ended August 31, 2000, 1999 and
1998, respectively, to Inter Alia Holding Company of which the Company's Co-Chief Executive Officer and Chairman of the Board is an officer and director. Such reimbursements of travel and related expenses were not related to the functions of Inter Alia Holding Company as representative, but rather were paid in respect of the conduct of business for and on behalf of the Company. Mr. G. Patrick Lynch, President and Co-Chief Executive Officer of the Company is also an officer and director of Inter Alia Holding Company.

         Mr. Vincent Graziano, who has retired as President and Co-Chief Executive Officer of the Company, but remains a director of the Company, has agreed to render services to the Company, at will, on a half time/half salary basis from December 1, 1999 to December 31, 2000. Mr. Vincent Graziano received $143,750 for his services in fiscal year 2000.

                              SELECTION OF AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending August 31, 2001. Such firm has acted as independent auditors of the Company since the fiscal year ended August 31, 1990. If the stockholders of the Company do not ratify the appointment of Deloitte & Touche LLP, another firm of independent auditors will be considered by the Board of Directors. Representatives of Deloitte & Touche LLP will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 31, 2000, none of the directors, officers and beneficial owners of greater than 10% of the Company's Common Stock failed to file on a timely basis the forms required by Section 16 of the Exchange Act.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Proposals of stockholders of the Company intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or about September 9, 2001.

                                 OTHER BUSINESS

         The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                                  MISCELLANEOUS

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED AUGUST 31, 2000, TO EACH PERSON WHO WAS A STOCKHOLDER OF THE COMPANY AS OF DECEMBER 22, 2000, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION, 6680 N. HIGHWAY 49, LINO LAKES, MINNESOTA 55014; ATTN: STOCKHOLDER INFORMATION.

                                       By Order of the Board of Directors

                                       /s/ Philip M. Lynch

                                       Philip M. Lynch
                                       CHAIRMAN AND CO-CHIEF EXECUTIVE OFFICER

January 9, 2001
Lino Lakes, Minnesota

                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                            FRIDAY, FEBRUARY 9, 2001
                                   11:00 A.M.

                            HYATT REGENCY MINNEAPOLIS
                               1300 NICOLLET MALL
                              MINNEAPOLIS, MN 55403







NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
6680 N. HIGHWAY 49, LINO LAKES, MN 55014                                   PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON FEBRUARY 9, 2001.

The shares of stock you hold in your account will be voted as you specify on the reverse.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, hereby appoints Philip M. Lynch and Donald A. Kubik (each with power to act alone and with powers of substitution) to represent the undersigned and to vote, as designated on the reverse side, all the shares of common stock of Northern Technologies International Corporation (the "Company") held of record by the undersigned on December 22, 2000, at the Annual Meeting of Stockholders to be held on February 9, 2001 at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403 and any adjournments thereof.






                     SEE REVERSE FOR VOTING INSTRUCTIONS.

                       [ARROW] PLEASE DETACH HERE [ARROW]





             BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  Election of directors: 01 Ursula Kiel-Dixon       06 Haruhiko Rikuta           [ ] Vote FOR           [ ] Vote WITHHELD
                           02 Prof. Aradhna Krishna   07 Mark J. Stone                 all nominees           from all nominees
                           03 Dr. Donald A. Kubik     08 Stephan C. Taylor             (except as marked)
                           04 Richard G. Lareau       09 Prof. Milan R. Vukcevich
                           05 Philip M. Lynch
                                                                                    ____________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,            |                                            |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)           |____________________________________________|

2.  To approve the appointment of Deloitte & Touche LLP as independent auditors
    for the fiscal year ending August 31, 2001.                                    [ ] For       [ ] Against       [ ] Abstain

3.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THE
PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box  [ ]                                                          Date ____________________________________
Indicate changes below:
                                                                                    ____________________________________________
                                                                                   |                                            |
                                                                                   |                                            |
                                                                                   |____________________________________________|

                                                                                   Signature(s) in Box
                                                                                   Please sign exactly as your name(s) appear on
                                                                                   Proxy. If held in joint tenancy, all persons
                                                                                   must sign. Trustees, administrators, etc.,
                                                                                   should include title and authority. Corporations
                                                                                   should provide full name of corporation and
                                                                                   title of authorized officer signing the proxy.